EXHIBIT 11

                       CUMMINS ENGINE COMPANY, INC.
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
           FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1996
           ___________________________________________________



                                           Weighted
                                           Average     Net     Calculated
Millions, Except per Share Data             Shares   Earnings  Per Share
_______________________________            ________  ________  __________

1996
____

Earnings available for common stock
 shareholders                                39.7      $160      $4.02
Options                                        .1         -
                                             ____      ____
Primary and fully diluted earnings
 per share                                   39.8      $160      $4.01
                                             ____      ____
1995
____

Earnings available for common stock
 shareholders                                40.6      $224      $5.53
Options                                        .1         -
                                             ____      ____
Primary and fully diluted earnings
 per share                                   40.7      $224      $5.52
                                             ____      ____

1994
____

Earnings available for common stock
 shareholders                                41.2      $253      $6.14
Options                                        .2         -
                                             ____      ____
Primary and fully diluted earnings
 per share                                   41.4      $253      $6.11
                                             ____      ____